Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-65255, 333-00949, 333-03983,
333-82751,  333-37262, 333-88510 and 333-70856) and on Form S-3 (Nos. 333-74840,
333-52933 and 33-52297) of Terex Corporation of our report dated March 12, 2003 relating to the financial statements and financial statement schedule, listed in the index which appears on page F-1 of this Form 10-K.



PricewaterhouseCoopers LLP


Stamford, Connecticut
March 27, 2003